NSAR ITEM 77O
July 1, 2003 - December 31, 2003
Van Kampen American Value Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1             Ipass Inc.     CSFB       10,400        0.149%     7/23/03

    2             Amphenol      Merrill Lynch 17,300      0.199%     8/15/03

    3  Journal Communications   Robert Baird  225,200     0.348%     9/23/03

    4           Nelnet Inc.     JPMorgan      43,600      0.545%    12/11/03


Underwriters for #1
Morgan Stanley
SG Cowen
Credit Suisse First Boston
Thomas Weisel Partners LLC

Underwriters for #2
Citigroup
Merrill Lynch & Co.
Morgan Stanley
Lehman Brothers
UBS Investment Bank
Deutsche Bank Securities
JPMorgan
Thomas Weisel Partners LLC

Underwriters for #3
Morgan Stanley
Robert W. Baird & Co.
Credit Suisse First Boston Corp
Goldman Sachs & Co.
Merrill Lynch & Co.
AG Edwards & Sons Inc
CMG Institutional Trading LLC
Edward D Jones & Co.
Loop Capital Markets LLC
Suntrust Capital Markets
US Bancorp Piper Jaffray
William Blair & Co. LLC

Underwriters for #4
Banc of America Securities LLC
JP Morgan Securities
Credit Suisse First Boston Corp
Morgan Stanley
Mellon Investor Services LLC